UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

DEX ONE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC	27513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 297-1600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2010, Dex One Corporation (the “Company”) announced that, as part of an organizational realignment, George F. Bednarz, Executive Vice President/Enterprise Sales and Operations, Sean W. Greene, Senior Vice President/Interactive, and Margaret Le Beau, Senior Vice President and Chief Marketing Officer, will be leaving the Company. Ms. Le Beau’s last day with the Company will be December 31, 2010. Mr. Bednarz will remain employed by the Company to oversee the organizational realignment through the earlier of March 31, 2011 or the appointment of an Executive Vice President of Sales and Marketing. Mr. Greene will remain employed by the Company for an indeterminate transition period to help facilitate the organizational realignment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

By:  /s/ Mark W. Hianik
Name:  Mark W. Hianik
Title:  Senior Vice President, General Counsel and
Corporate Secretary

Date: December 22, 2010

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